UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2026

M2I GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-229748	37-1904036
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Doug Cole

M2i Global, Inc.

885 Tahoe Blvd.

Incline Village, NV 89451

(775) 909-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement.

On November 6, 2026, M2i Global, Inc., a Nevada corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Happy Growth Group Limited, a British Virgin Islands company (the “Seller”), Graphex Group Limited, a Cayman Islands company with limited liability and the parent of the Seller (“Graphex Group”), and Graphex Technologies LLC, a Delaware limited liability company and a wholly owned subsidiary of the Seller (“GTL”). Under the Purchase Agreement, the Company agreed to acquire from the Seller all 100 outstanding limited liability company units of GTL (the “Units”), representing 100% of the outstanding limited liability company interests of GTL, free and clear of all encumbrances other than restrictions imposed by applicable securities laws. GTL is engaged in the development, manufacturing and sale of graphene products in North America.

The aggregate purchase price for the Units is $100,000,000 (the “Purchase Price”), payable to the Seller in three tranches through a combination of cash, evidenced by the Note described below, and shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as follows: (a) Tranche 1. At the closing of the acquisition of the Units (the “Closing”), $30,000,000, consisting of (i) $3,000,000 payable in cash by way of the Note and (ii) $27,000,000 payable in 9,000,000 shares of Common Stock valued at $3.00 per share (the “Tranche 1 Shares”); (b) Tranche 2. $30,000,000, payable in 10,000,000 shares of Common Stock valued at $3.00 per share (the “Tranche 2 Shares”), upon the Company’s acceptance (which may not be unreasonably withheld, delayed or conditioned) of a basic design, to be delivered by the Seller, for a natural graphite anode material production plant with a capacity of 50,000 metric tons per year to be built in the United States at a site designated by the Company (the “Plant”); and (c) Tranche 3. $40,000,000, payable in shares of Common Stock valued at $4.00 per share (the “Tranche 3 Shares” and, together with the Tranche 1 Shares and the Tranche 2 Shares, the “Consideration Shares”), upon a certificate of completion of construction of the Plant and approval of production, which the Purchase Agreement contemplates may occur within approximately 36 months after delivery of the basic design.

Guaranty. All obligations of the Company under the Note described below, including payment of principal, will be unconditionally guaranteed by GTL pursuant to a guaranty attached as Exhibit A to the Note (the “Guaranty”), for the benefit of the Seller and any other holder of the Note. The Guaranty is a guaranty of payment and not merely of collectability, covering the due and punctual payment and performance of all of the Company’s obligations under the Note (including any amendments, extensions and replacements thereof) and all expenses of enforcement, including reasonable attorneys’ fees, and may be enforced against GTL immediately upon the Company’s failure to pay or perform its obligations under the Note. GTL has waived presentment, demand, protest, notice of dishonor and other notices, and has consented to amendments, extensions and replacements of the Note and to dealings with any collateral securing the Note (including the pledge of the limited liability company interests in GTL) without notice or further consent. The Guaranty terminates upon payment in full of the principal due under the Note.

Registration Rights. The Company must file a resale registration statement covering each issuance of Consideration Shares within 60 days after the applicable issuance date and use commercially reasonable efforts to cause it to become effective within 90 days after filing (or 120 days after filing if the SEC reviews and comments on the registration statement). The Company has also granted the Seller piggyback registration rights for Consideration Shares that are not covered by an effective registration statement and are not eligible for resale under Rule 144 without volume or current public information restrictions. In addition, twelve months after each issuance of Consideration Shares, the Company must take all reasonable steps to remove the restrictions on those shares.

Share Reserve and Listing. Until all Consideration Shares have been issued, the Company must reserve a sufficient number of authorized but unissued shares of Common Stock to issue them and, if its authorized shares become insufficient, must within ten business days take all corporate action necessary to increase its authorized shares, including seeking any required stockholder approval. The Company must also use reasonable best efforts to maintain the quotation of the Common Stock on the OTCQB market (or a listing on a national securities exchange) until the last tranche of Consideration Shares is issued.

Representations, Covenants and Indemnification. The Purchase Agreement contains customary representations, warranties and covenants of the parties, including covenants regarding the conduct of GTL’s business before the Closing and the preparation, with the cooperation of the Seller and Graphex Group, of audited financial statements of GTL and pro forma financial information to the extent required by Regulation S-X. Representations and warranties generally survive for 18 months after the Closing, while fundamental and tax representations survive until 60 days after the expiration of the applicable statute of limitations and environmental representations survive for three years. The Seller and Graphex Group are jointly and severally obligated to indemnify the Company for, among other things, breaches of their representations, warranties and covenants, pre-Closing taxes of GTL and undisclosed indebtedness of GTL, and the Company is obligated to indemnify the Seller and Graphex Group for breaches of its representations, warranties and covenants and for the operation of GTL after the Closing. Indemnification for breaches of non-fundamental representations is subject to a $35,000 deductible and a cap.

Closing Conditions and Termination. The obligations of the parties to complete the Closing are subject to (i) approval of the Purchase Agreement and the transactions contemplated by it by the shareholders of Graphex Group in compliance with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, which has been satisfied, and (ii) the Common Stock remaining quoted on the OTCQB market or listed on a national securities exchange in the United States. The Purchase Agreement may be terminated before the Closing by mutual written consent, by either the Company or the Seller if a closing condition becomes incapable of being satisfied or a final, non-appealable order prohibits the transaction, or by either the Company or the Seller if the Closing has not occurred within 30 calendar days after the effective date of the Purchase Agreement. The Purchase Agreement is governed by New York law.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Consideration Note

At Closing, as payment of the $3,000,000 cash portion of the Tranche 1 consideration under the Purchase Agreement, the Company shall issue a promissory note (the “Note”) in the principal amount of $3,000,000 to the Seller (in its capacity as holder of the Note, the “Payee”).

Maturity. The entire principal amount of the Note is due and payable in full on the earlier to occur of (x) December 31, 2026, or such other date as may be mutually agreed between the Company and the Payee, and (y) an Event of Default (as defined below).

Interest. The Note does not bear interest, except that upon the occurrence and during the continuance of an Event of Default, simple interest accrues on the outstanding principal at a rate of two percent (2%) per annum from the date of the Event of Default until the principal is paid or settled in full. Default interest is computed on the basis of the actual number of days elapsed and a 365-day or 366-day year, as applicable.

Events of Default. Each of the following constitutes an “Event of Default” under the Note, upon which the holder may, at its option and by written notice or demand, declare the Note and all principal immediately due and payable:

(a)	a payment default under the Note that is not cured within ten (10) business days after the payment was due;

(b)	the Company ceasing, at any time before the Note is paid in full, to own, beneficially and of record, 100% of the limited liability company interests or other equity interests in GTL or any surviving, resulting or successor entity; or

(c)	certain bankruptcy, insolvency, reorganization, liquidation or similar events with respect to the Company or GTL, including an involuntary proceeding that is not dismissed within 60 days after its commencement, or the Company or GTL otherwise liquidating its business or ceasing to operate as a going concern.

Governing Law. The Note is governed by the laws of the State of New York, and the Company has consented to the jurisdiction of the state courts located in New York County, New York and any federal court located in that jurisdiction.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 12, 2026, the Company issued a press release announcing the Purchase Agreement and the transactions contemplated thereby, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated as of November 6, 2026, by and among M2i Global, Inc., Happy Growth Group Limited, Graphex Group Limited and Graphex Technologies LLC.

10.1	Form of Promissory Note attached as Exhibit A to the Membership Interest Purchase Agreement.

99.1	Press Release dated November 12, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition of GTL, the design, construction, completion and approval of production of the Plant, the issuance of the Tranche 2 Shares and the Tranche 3 Shares, and the Company’s ability to repay the Note at or before maturity. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation, the Company’s need for additional capital and ability to raise funds to repay the Note when due and to fund the costs of the Plant; the risk that an Event of Default could result in acceleration of the Note, the accrual of default interest and the exercise of remedies with respect to the Company’s interests in GTL; the risk that the Plant is not designed, constructed or approved for production on the anticipated timeline or at all; the dilution resulting from the issuance of the Consideration Shares; the risk that the Common Stock ceases to be quoted on the OTCQB market, which could require the Company to repurchase Consideration Shares for cash under the Repurchase Option; the Company’s ability to integrate GTL’s business; general economic, regulatory and market conditions affecting the critical minerals industry; and other risks described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M2i Global, Inc.

Date: November 12, 2026	By:	/s/ Alberto Rosende
	Name:	Alberto Rosende
	Title:	Chief Executive Officer